Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Genta Incorporated and Subsidiaries:

We hereby consent to the use in this Prospectus constituting a part of the Registration Statement, Amendment No. 1, on Form S-3 /A (333-163995) of Genta Incorporated of our report dated February 12, 2009, except for the effects of the retroactive adjustment for the one-for-fifty reverse stock split described in Note 1, which the date is June 26, 2009, relating to the consolidated financial statements of Genta Incorporated and Subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph relating to Genta Incorporated’s ability to continue as a going concern) as of December 31, 2008 and for the year then ended and the retroactive adjustments to the 2007 and 2006 consolidated financial statements of Genta Incorporated and Subsidiaries for the one-for-fifty reverse common stock split, also included in this Prospectus constituting a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
January 7, 2010